UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2012

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446                                                        94-3025618
(Commission file number)                      (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 7, 2012, Landec Corporation (the “Company”) entered into a an executive employment agreement (the “Employment Agreement”) with Mr. Gregory S. Skinner, Vice President of Finance and Administration and Chief Financial Officer of the Company, effective as of January 1, 2013, setting forth the terms of his employment.  The Employment Agreement expires on December 31, 2015 unless renewed or extended by both parties, and provides that Mr. Skinner shall be paid an annual base salary of $310,000 (which is Mr. Skinner’s current annual base salary) through the term of the Employment Agreement, plus an annual cash incentive award based upon the attainment of pre-determined goals.  Mr. Skinner will be eligible for grants of equity interests under the Company’s 2009 Stock Incentive Plan at such times and in such amounts as determined by the Compensation Committee of the Board of Directors.

The Employment Agreement provides that upon Mr. Skinner’s death or disability, the Company shall pay Mr. Skinner or his estate his unpaid base salary and the pro rata portion of his annual cash incentive award through the date of termination.  If Mr. Skinner is terminated without cause or if he terminates his employment for good reason (generally, a relocation of Mr. Skinner’s place of employment, material reduction in salary, material reduction in his target bonus amount or material reduction of his duties or authority), Mr. Skinner will receive a severance payment equal to 100% of his annual base salary and a one-year acceleration of his unvested stock options and other equity awards, and the Company will pay the monthly premiums for health insurance coverage for Mr. Skinner (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as Mr. Skinner receives substantially equivalent health insurance coverage in connection with new employment.  In addition, the Employment Agreement provides that if Mr. Skinner is terminated without cause or terminates his employment for good reason within two (2) years following a “change of control,” of the Company, Mr. Skinner will receive a severance payment equal to 150% of his annual base salary and the Company will pay the monthly premiums for health insurance coverage for Mr. Skinner (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as Mr. Skinner receives substantially equivalent health insurance coverage in connection with new employment.  In the event of a “change of control,” all of Mr. Skinner’s unvested stock options and other equity awards shall immediately vest and become exercisable.

Mr. Skinner agreed, as part of the Employment Agreement, not to solicit, induce or recruit any employees or consultants of the Company for a period of two years following his termination.  In addition, Mr. Skinner agreed not to solicit any licensor to or customer of the Company for a period of two years following his termination.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the Employment Agreement, which is filed as an exhibit hereto.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10.37 – Employment Agreement with Gregory S. Skinner effective January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION

Date: December 10, 2012	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.37	Employment Agreement with Gregory S. Skinner effective January 1, 2013